Exhibit 10.21

SIXTH AMENDMENT TO LEASE

This agreement is made as of this 1st day of January, 2010 by and between Kingfisher, LLC, (hereinafter the "Landlord") and MTI MicroFuel Cells lnc., a Delaware Company (hereinafter the "Tenant," as assignee of Mechanical Technology, Incorporated (the "Assignor")).

PRELIMINARY STATEMENT

The Landlord and Assignor entered into a lease (the "Lease") dated  April 12, 2001, and amended by First Amendment to Lease dated March 13, 2005, Second Amendment to Lease dated  December 12, 2005, Third Amendment to Lease dated August 7, 2006, Fourth Amendment to Lease dated August 6, 2007, and Fifth Amendment to Lease dated March  31, 2009 (the "Fifth  Amendment," and together with the Lease and all other prior amendments  thereto,  the "Lease  and Amendments") for certain  Premises at 431 New Karner  Road,  Albany, New  York, consisting of 20,000 Net Usable Square Feet.  Tenant desires to extend the current lease term for an additional 8 months.

Accordingly, the parties agree to amend and modify the Lease and Amendments as hereinafter set forth:

  The current Lease Term shall be extended to expire August 31, 2010.

  The Net Useable Square Feet, as modified by Section 1 of the Fifth Amendment to Lease, shall be 20,000 Net Useable Square Feet.

  The Base Rent through August 31, 2010 shall be $10.50 per Net Useable Square Feet.

   Assignment.

  As of January 1, 201 0 (the "Assignment Date") and as permitted pursuant   to the Lease and Amendments, Assignor assigns and transfers to Tenant all of its right, title, and interest in and to the Lease and Amendments, as amended hereby, excluding all rights to security and other deposits associated with the Lease and Amendments paid by Assignor to Landlord prior to the Assignment Date. As of the Assignment Date and except as set forth in Section 5 below, Assignor  shall have no further obligations under  the Lease and Amendments, and Tenant hereby accepts the assignment and assumes and agrees to perform on and after the Assignment Date all of the obligations of the Assignor under the Lease and Amendments,  as amended, including, without limitation, payment of all rent and other charges due under   the Lease and Amendments, as amended, after the Assignment Date.

  Unless otherwise expressly agreed in writing by Tenant and Assignor: (i) Assignor shall continue to be responsible for obligations accruing before the Assignment Date; (ii) Tenant shall indemnify, defend and hold harmless Assignor from and against all liabilities arising under the Lease and Amendments, as amended, after the Assignment  Date; and (iii) Assignor shall indemnify, defend and hold harmless Tenant from and against all liabilities arising under the Lease and Amendments, as amended, prior to the Assignment Date.

  Except as set forth in Section 5 below, Assignor’s assignment of the Lease  and  Amendments, as  amended, to the Tenant on the terms and conditions set forth herein, and the agreement by Tenant to assume on and after the Assignment Date the payment of all rent and performance of all duties and obligations as set forth in the Lease and Amendments, as amended  hereby,  Landlord hereby releases Assignor from all duties and obligations under the Lease and Amendments, as amended, including payment of rent, on and after the Assignment Date, and accepts Tenant as “Tenant” in the place  of Assignor as of the Assignment Date under the Lease and Amendments, as amended.

   Notwithstanding anything to the contrary herein, Assignor shall remain obligated to pay the penalty of $18,432.75 as per Section 4 of the Fifth Amendment, to the extent due and owing in accordance with the provisions thereof.

Except as modified herby, all terms and conditions of the Lease and Amendments are hereby ratified and confirmed by the parties hereto.

     IN WITNESS WHEREOF Landlord and Tenant have signed and sealed this Sixth Amendment to Lease as of the day and year first above written.

Landlord:

KINGFISHER, LLC

/s/ Edward L. Hoe

By:  Edward L. Hoe, Jr., Member Manager

Tenant:

MTI MICROFUEL CELLS INC.

/s/ Peng K. Lim

By:  Peng K. Lim, Chief Executive Officer

AGREED AND AKNOWLEDGED:

MECHANICAL TECHNOLOGY, INCORPORATED

/s/ Peng K. Lim

By:  Peng K. Lim, Chief Executive Officer